EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-89584) of our report dated September 13, 2002 (except for Note 15 and Note 14, as to which the date is December 23, 2002 and May 9, 2003, respectively), with respect to the financial statements of Stream S.p.A. included in The News Corporation Limited’s Report of Foreign Issuer (Form 6-K) dated May 20, 2003, filed with the Securities and Exchange Commission.

/s/    Reconta Ernst & Young S.p.A.

Rome, Italy

June 26, 2003